UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2018

Wireless Telecom Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On June 5, 2018, Wireless Telecom Group, Inc. (the “Company”) held its 2018 annual general meeting of shareholders.

(b) A quorum was present with respect to each matter before the shareholders at the annual general meeting.

1. The following directors were elected to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified: Alan L. Bazaar, Joseph Garrity, Mitchell Herbets, Michael Millegan, Allan D.L. Weinstein and Timothy Whelan. Set forth below are the final voting results for each director:

Name	For	Against	Abstain	Broker Non-Votes
Alan L. Bazaar	7,549,005	0	1,075,300	8,798,510
Joseph Garrity	7,518,055	0	1,106,250	8,798,510
Mitchell Herbets	7,552,343	0	1,071,962	8,798,510
Michael Millegan	7,554,505	0	1,069,800	8,798,510
Allan D.L. Weinstein	7,554,043	0	1,070,262	8,798,510
Timothy Whelan	7,478,133	0	1,146,172	8,798,510

2. The shareholders ratified the selection of PKF O’Connor Davies, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
15,684,738	1,654,060	84,017	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: June 6, 2018	By:	/s/ Timothy Whelan___________
Timothy Whelan
Chief Executive Officer and Director